Exhibit 10.1

PROMISSORY NOTE PURCHASE AGREEMENT

This Promissory Note Purchase Agreement dated as of April 15, 2005 (the “Agreement”) by and between John J. Moores (“Purchaser”), NEON Systems, Inc., a Delaware corporation (“Seller”) and Neon Enterprise Software, Inc., a Delaware corporation formerly known as Peregrine/Bridge Transfer Corporation (the “Company”):

WITNESSETH:

WHEREAS, Seller owns the convertible promissory note dated August 14, 2002 made by the Company, payable to the order of Seller with a principal amount of $3,000,000 (the “Convertible Note”);

WHEREAS, Seller also owns the non-convertible promissory note dated August 14, 2002 made by the Company and payable to the order of Seller with a principal amount of $3,584,028 (the “Non-Convertible Note”), which Non-Convertible Note together with the Convertible Note are hereinafter referred to as the “Notes”;

WHEREAS, the Company’s obligations under the Notes are secured by the security interests granted pursuant to the Security Agreement dated effective as of August 14, 2002 by and between the Company and Seller (the “Security Agreement”);

WHEREAS, the Notes have matured and the Company is in default under the Notes; and

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of Seller’s right, title and interest in and to the Notes, the Security Agreement and all related agreements and instruments on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of these premises and the representations, warranties and covenants set forth in this Agreement, the parties agree as follows:

1.                                       Purchase of Assets.  On the terms and conditions set forth in this Agreement, at the Closing (as defined below), Seller shall GRANT, BARGAIN, CONVEY, SELL, ASSIGN, TRANSFER AND DELIVER to Purchaser, and Purchaser shall purchase, accept and assume from Seller, all of Seller’s right, title and interest in and to the following (collectively, the “Purchased Assets”):

(a)                                  the Notes and the indebtedness of the Company payable thereunder;

(b)                                 all rights, titles, interests, liens, securing interests, privileges, claims, demands and equities now existing or hereafter arising under or out of the agreements and instruments listed on Schedule I to this Agreement (the “Assumed Contracts”); and

(c)                                  all rights, claims, credits, causes of action or rights of set-off of Seller against third parties relating to the Notes and the Assumed Contracts, including those relating to any breaches or defaults by the Company prior to the Closing,

TO HAVE AND TO HOLD the Purchased Assets unto the Purchaser, for the benefit of his successors and assigns, forever; provided, however, the Purchaser does not assume and shall not be obligated to pay, perform or discharge any claim, debt, obligation, expense or liability of the Seller of any kind, whether known or unknown, absolute or contingent, under the Notes, Assumed Contracts or otherwise, arising out of any act or omission occurring on or before the Closing Date.

2.                                       Assumption of Liabilities.  As partial consideration for the sale, transfer, assignment and delivery of the Purchased Assets and on the terms and subject to the conditions set forth in this Agreement, Purchaser shall assume and perform the liabilities and obligations of Seller under the Notes and the Assumed Contracts (collectively, the “Assumed Liabilities”) arising from and after the Closing and no others.

3.                                       Purchase Price.  On the terms and subject to the conditions set forth in this Agreement, in reliance on the representations, warranties and agreements of Seller set forth in this Agreement, and in consideration of the sale, transfer, assignment and delivery by Seller of the Purchased Assets, at the Closing Buyer shall (i) assume the Assumed Liabilities, (ii) pay to Seller an amount in cash equal to $4,350,000 (the “Cash Purchase Price”), and (iii) execute a promissory note between Purchaser and Seller in the principal amount of $2,234,028 in the form attached hereto as Exhibit B (the “Purchase Note”).

4.                                       Closing.  (a)  The closing (the “Closing”) shall take place at the office of Seller at 10:00 a.m., Sugar Land, Texas time, on April 15, 2005, or at such other date, time and place as may be agreed upon between Purchaser and Seller (the date on which the Closing occurs, the “Closing Date”).

(b)                                 At the Closing, Seller shall (i) deliver to Purchaser the Notes, duly endorsed (or accompanied by an instrument duly endorsed) in blank for transfer and (ii) execute and deliver to Purchaser an instrument of assignment for effecting the grant, bargain, conveyance, sale, assignment, transfer and delivery of the Purchased Assets, which shall be in the form attached to this Agreement as Exhibit D.

(c)                                  At the Closing, Purchaser shall (i) deliver to Seller the Cash Purchase Price by wire transfer of immediately available funds to a bank account designated by Seller, which designation shall be made at least two business days before the Closing, (ii) execute and deliver to Seller an instrument of assumption for effecting the assumption of the Assumed Liabilities, which shall be in the form attached to this Agreement as Exhibit E, and (ii) execute and deliver to Seller the Purchase Note.

5.                                       Closing Conditions.  (a)  The obligations of Purchaser under this Agreement to purchase the Purchased Assets at the Closing are, at its option, subject to the satisfaction of the following conditions:

(i)                                     The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects both on the date of this Agreement and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date.

(ii)                                  Seller shall have performed and complied in all material respects with all agreements, obligations and conditions set forth in this Agreement that are to be performed by or complied with by Seller at or before the Closing.

(iii)                               Seller shall have furnished to Purchaser a certificate dated the Closing Date, signed by or on behalf of Seller, to the effect that the conditions set forth in clauses (i) and (ii) of this Section 5(a) have been satisfied.

(b)                                 The obligations of Seller under this Agreement to grant, bargain, convey, sell, assign, transfer and deliver the Purchased Assets at the Closing are, at its option, subject to the satisfaction of the following conditions:

(i)                                     The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects both on the date of this Agreement and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date.

(ii)                                  Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions set forth in this Agreement that are to be performed by or complied with by Purchaser at or before the Closing.

(iii)                               Purchaser shall have furnished to Seller a certificate dated the Closing Date, signed by Purchaser, to the effect that the conditions set forth in clauses (i) and (ii) of this Section 5(b) have been satisfied.

6.                                       Representation and Warranties of Seller.  Seller hereby represents and warrants to Purchaser as follows:

(a)                                  This Agreement has been duly authorized, executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

(b)                                 The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated by this Agreement by Seller, do not and will not, with or without the giving of notice, the lapse of time or both: (i) contravene or conflict with the certificate of incorporation or by-laws of Seller, (ii) contravene or conflict with or constitute a violation of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Purchased Assets or Seller in a manner that could impair Seller’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, (iii) require any consent, approval or other action by any person, contravene or conflict with or constitute a violation of or a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or to a loss of any benefit to which Seller is entitled, under any Assumed Liability, or (iv) result in the creation or imposition of any lien on any of the Purchased Assets.

(c)                                  The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated by this Agreement by Seller, do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether federal, state or local.

(d)                                 Seller owns all right, title and interest (legal and beneficial) in and to the Purchased Assets free and clear of all liens, charges, restrictions, claims and encumbrances of any nature.  At the Closing, Seller shall have granted, bargained, conveyed, sold, assigned, transferred and delivered to Purchaser, and Purchaser shall have acquired, good and marketable title to, the Purchased Assets free and clear of all of liens, charges, restrictions, claims and encumbrances of any nature arising through, or by reason of any action or omission by, Seller.

(e)                                  The principal amount outstanding under the Notes is $6,584,028, and Seller has not received any payments of principal or interest under the Notes.

(f)                                    Schedule I to this Agreement sets forth an accurate and complete list of all agreements and instruments relating to the Notes, the Security Agreement, or the rights or obligations of Seller or the Company relating to the Notes, the Security Agreement or any such other agreement or instrument.  Seller has previously delivered to Purchaser accurate and complete copies of all the Assumed Contracts.

7.                                       Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to Seller that:

(a)                                  Authority.  Purchaser has the legal capacity to enter into this Agreement, and this Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

(b)                                 The execution, delivery and performance of this Agreement by Purchaser, and the consummation of the transactions contemplated by this Agreement by Purchaser, do not and will not, with or without the giving of notice, the lapse of time or both, contravene or conflict with or constitute a violation of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to Purchaser in a manner that could impair Purchaser’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

(c)                                  The execution, delivery and performance of this Agreement by Purchaser, and the consummation of the transactions contemplated by this Agreement by Purchaser, do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether federal, state or local.

8.                                       Taxes.  Seller acknowledges that it is responsible for any tax consequences arising from the sale of the

Purchased Assets to Purchaser pursuant to this Agreement.

9.                                       Expenses.  Each party hereto will pay its own costs and expenses in connection with the transactions contemplated hereby.

10.                                 Publicity.  No public release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by any party, without the prior consent of the other party hereto (which consent shall not be unreasonably withheld), except as such release or announcement may be required by any applicable laws or the rules or regulations of any United States or foreign securities exchange.  On or promptly after the date hereof, Seller shall issue a press release in a form agreed to by Seller and Purchaser on before the date hereof.

11.                                 Entire Agreement.  This Agreement (together with the schedules and exhibits hereto) and the documents and agreements referred to herein constitute the sole and entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.   There are no oral agreements between the parties..

12.                                 Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

13.                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart, or facsimile of a counterpart, of this Agreement, each signed by the other party hereto.

14.                                 Further Assurances.  If at any time after the Closing, Purchaser shall consider it advisable that any further conveyance, agreements, documents, instruments and assurances of law or any other things are necessary or desirable to vest, perfect, confirm or record in Purchaser the title to any of the Purchased Assets, Seller shall execute and deliver, upon Purchaser’s request, any and all proper conveyances, agreements, documents, instruments and assurances of law, and do all things reasonably necessary or proper to vest, perfect, confirm or record title to the Purchased Assets in Purchaser and otherwise to carry out the provisions of this Agreement.

15.                                 Nonassignable Contracts and Authorizations.  To the extent that the assignment of any Assumed Contract shall require the consent of any other party thereto, or shall be subject to any option in any other person by virtue of a request for permission to assign or transfer or by reason of or pursuant to any transfer to Purchaser, this Agreement shall not constitute a contract to assign the same to the extent that an attempted assignment would either constitute a breach thereof or in any way adversely affect the rights or obligations of Purchaser or Seller thereunder.  Seller and Purchaser shall each use all reasonable efforts to procure consent to any such assignment.  If any such consent is not obtained, Seller shall cooperate with Purchaser in any reasonable arrangement requested by Purchaser designed to provide for Purchaser the benefit, monetary or otherwise, of any such Assumed Contract, including enforcement of any and all rights of Seller against the other party thereto arising out of breach or cancellation thereof by such party or otherwise; provided, however, that Seller shall not have any obligation to compensate Purchaser for the value, if any, of the benefits Purchaser fails to receive as a result of such consent not being obtained as long as Seller complies with this Section 15.  Seller shall promptly pay to Purchaser when received all monies received by Seller under any Purchased Asset or any claim or right or any benefit arising thereunder.

16.                                 Continuing Indebtedness.     The indebtedness arising under the evidenced by the Notes is continuing indebtedness and has been assigned to the Purchaser pursuant to the terms hereof.  Nothing contained herein shall be construed to have paid any of such outstanding indebtedness as of the date hereof or to have released or terminated an lien or security interest relating thereto. The Company hereby acknowledges that the liens and security interest created pursuant to the Security Agreement remain in full force and effect after giving effect to the sale and assignment contemplated herein and secures the Notes and other indebtedness held by the Purchaser after giving effect to such sale and assignment.

17.                                 Authorization.  Seller hereby authorizes and empowers the Purchaser to make any necessary filings, including UCC assignments and filings with the U.S. Patent and Trademark Office, as may be necessary to make the assignments contemplated hereby of record in the appropriate jurisdictions.

18.                                 Schedules.                                      The Schedules are hereby incorporated into this Agreement by references and constitute a part of this Agreement.

19.                                 Invalidity.                                          In the event that any one or more of the provisions contained herein shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof.

IN WITNESS WHEREOF, each of the parties below has executed this Agreement as of the date first above written.

“PURCHASER’

By:	s/John J. Moores
John J. Moores

NEON SYSTEMS, INC.

By:	s/Brian D. Helman
Brian D. Helman
Chief Financial Officer

ACKNOWLEDGEMENT

Neon Enterprise Software, Inc. (the “Company”) hereby consents to and acknowledges the sale and assignment contemplated herein and agrees to be bound by the provisions hereof to the extent applicable to it.  The Company hereby acknowledges that the principal amount outstanding under the Notes is $6,584,028, the Notes remain valid and enforceable obligations of the Company and that the liens and security interest created pursuant to the Security Agreement remain in full force and effect after giving effect to the sale and assignment contemplated herein and secure the Notes and other indebtedness held by the Purchaser after giving effect to such sale and assignment.

NEON ENTERPRISE SOFTWARE, INC.

By:	s/Donald L. Townsend III
Name:	Donald L. Townsend III
Title:	Vice President and CFO

SCHEDULE I

Assumed Contracts

The convertible promissory note dated August 14, 2002 made by the Company payable to the order of Seller with a principal amount of up to $3,000,000 (the “Convertible Note”)

The non-convertible promissory note dated August 14, 2002 made by the Company payable to the order of Seller with a principal amount of up to $3,584,028 (the “Non-Convertible Note”)

The Security Agreement dated as of August 14, 2002 by and between the Company and Seller together with any and all financing statements or other filings relating thereto (the “Security Agreement”)

The Subordination Agreement dated as of August 14, 2002 by and between Seller and Skunkware, Inc., an affiliate of the Company.